Exhibit 99.1
Manhattan Scientifics Acquires Senior Scientific to Speed Applications of
Early Cancer Detection and Treatment Technology

ALBUQUERQUE, N.M.--(BUSINESS WIRE)-- In a move to accelerate applications of a novel cancer detection and treatment technology, Manhattan Scientifics (OTCBB:MHTX.OB - News) today announced that it has acquired all of Senior Scientific, LLC and its affiliate Scientific Nanomedicine Inc. Primarily developed by Edward R. Flynn, Ph.D, the groundbreaking nanotechnology can detect and measure initial cancers and cancer metastases much earlier than is possible with current techniques. The technology is applicable to breast, prostate, ovarian, pancreatic, brain, and other cancers years earlier than current diagnostic techniques. Terms of the acquisition will be filed in a Form 8K with the SEC. The technology uses magnetic nanoparticles combined with antibodies that target specific kinds of cancer cells. Special instrumentation can precisely locate and accurately count the number of cancer cells present based on the nanoparticles bound by antibodies to the cancer cells. The nanoparticles are nontoxic, and the instrumentation does not require radiation or strong magnetic fields. The new technology can detect, locate, and measure tumors that are only 1/1000 the size required by conventional imaging techniques. As an example, the new technology can detect breast cancer several years earlier than is possible with a mammogram.

The system can be used for both diagnostics and targeted therapies. Manhattan Scientifics has applied for 24 patents to protect the inventions and three leading research hospital cancer centers in the U.S have expressed interest in collaborations with this technology.

Manhattan CEO Manny Tsoupanarias said, “It gives me great pleasure to announce this acquisition and to welcome Dr. Flynn and his team to the Manhattan Scientifics’ family. Dr. Flynn has transitioned from his earlier role as a key Los Alamos Laboratory nuclear physicist applying his knowledge of physics and avoiding the use of the scalpel in his approach to dealing with cancer. He and his colleagues at Senior Scientific and at the University of New Mexico Health Science Center have developed a novel, out-of-the-box approach to early detection and treatment of cancer. The technology is in keeping with our company’s focus on commercializing nanotechnologies in the field of advanced medicine.

“Three years ago we acquired Metallicum Inc. another nano technology for advanced medicine, which propelled our company to a cash-flow-positive state. Together with our Fortune/1000 industrial partner (NYSE:CRS - News) we remain extremely optimistic about future prospects for our Metallicum unit. Now, with the acquisition of Senior Scientific, LLC, we anticipate repeating our history and expanding our overall business,” Tsoupanarias said.

Marvin Maslow, Founder & Chairman Emeritus of Manhattan Scientifics, said, “The Senior Scientific technology is stunning and the enthusiastic acceptance of it for experimental clinical work by America's most important cancer hospitals and cancer research centers is equally stunning. Our team leaders, V. Gerald Grafe and Spencer Falk, in collaboration with Dr. Richard Larson of the University of New Mexico, have shown great determination to accelerate the commercialization process.”

Edward R. Flynn, PhD, founder of Senior Scientific and Chief Scientist said, “I will continue to play a major role in developing this technology towards experimental and clinical applications. The past grants I received from the National Institutes of Health helped take the technology from concept to a working prototype. Now with the major commercializing role of Manhattan Scientifics, we can rapidly advance the technology from the laboratory to a clinical environment working cooperatively with the major cancer research centers in the U.S. This is truly an exciting time.”

About Manhattan Scientifics

Manhattan Scientifics Inc. (http://www.mhtx.com/) is located in New Mexico, New York and Montreal. It is focused on technology transfer and commercialization of disruptive technologies in the nano medicine space. The company is presently developing commercial medical prosthetics applications for its ultra fine grain metals and plans to commercialize the cancer research work and nano medical applications developed by Senior Scientific LLC, a unit of the Company.

Forward-looking statement

This press release contains forward-looking statements, which are subject to a number of risks, assumptions and uncertainties that could cause the Company's actual results to differ materially from those projected in such forward-looking statements. Management at Manhattan Scientifics believes that purchase of its shares should be considered to be at the high end of the risk spectrum. Forward-looking statements speak only as of the date made and are not guarantees of future performance. We undertake no obligation to publicly update or revise any forward-looking statements.

Contact:

Manhattan Scientifics, Inc.
Public Relations:
Stanton Public Relations & Marketing
Michael Kassin, 646-502-3528
AStanton@StantonPRM.com
or
Investor Relations:
Marvin Maslow, 917-923-3300
marvin@mhtx.com
or
Info@SeniorScientific.com
or
U.S. & Canadian Investor Relations
Hawk Associates
Frank Hawkins, 305-451-1888
f.hawkins@hawkassociates.com
or
European Contact:
Herbert Strauss, +43-316-296-316
email: herbert"at"eu-ir.com
or
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